Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-222058 on Form S-3, and No. 333-251192, No. 333-251193, No. 333-218869, and No. 333-193014 on Form S-8 of BGSF, Inc., of our reports dated March 11, 2021, relating to the consolidated financial statements, and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of BGSF, Inc. for the fiscal year ended December 27, 2020.

/s/ Whitley Penn LLP

Dallas, Texas
March 11, 2021